As filed with the Securities and Exchange Commission on December 22, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Brookfield Infrastructure Partners L.P.

(Exact name of registrant as specified in its charter)

Bermuda	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Canon’s Court 22 Victoria Street Hamilton, HM 12, Bermuda +1 (441) 295-2244	Torys LLP 237 Park Avenue New York, New York 10017 (212) 880-6000
(Address and Telephone Number of Registrant’s Principal Executive Offices)	(Name, Address and Telephone Number of Agent For Service)

Copies to:

Rod Miller, Esq.

Weil Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

(212) 310-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Limited Partnership Units	(1)	(1)	(1)	(2)
Preferred Limited Partnership Units	(1)	(1)	(1)	(2)

(1)	Omitted pursuant to General Instruction II.F. of Form F-3. An indeterminate aggregate initial offering price or number of limited partnership units or preferred limited partnership units are being registered as may from time to time be offered at indeterminate prices.
(2)	In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the Registrant is deferring payment of all of the registration fee.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the United States Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

Brookfield Infrastructure Partners L.P.

Limited Partnership Units

Preferred Limited Partnership Units

We may, from time to time, issue limited partnership units and preferred limited partnership units in one or more offerings.

Each time our securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.

Our limited partnership units (“LP Units”) are traded on the New York Stock Exchange (“NYSE”) under the symbol “BIP” and the Toronto Stock Exchange (“TSX”) under the symbol “BIP.UN”. The last reported sale price of our LP Units on December 21, 2009 was $16.06 per LP Unit on the NYSE, and C$17.00 per LP Unit on the TSX. We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter system. If we decide to seek a listing for any of our other securities, that will be disclosed in a prospectus supplement.

An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page 8.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is December 22, 2009.

You should rely only on the information contained, or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus prepared by us or on our behalf. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. References to this “prospectus” include documents incorporated by reference herein. See “Documents Incorporated by Reference.” We are not making an offer of these securities in any jurisdiction where an offer is not permitted and, therefore, this document may only be used where it is legal to offer these securities. The information in this prospectus or the documents incorporated by reference is accurate only as of the date on the front of such documents. Our business, financial condition, results of operations and prospects may have changed since then.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (“SEC”) using a shelf registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

Before you invest, you should read both this prospectus and any applicable prospectus supplement, together with additional information incorporated by reference and described under the heading “Documents Incorporated By Reference.” This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You should refer to the registration statement and the exhibits to the registration statement for further information with respect to us and the securities that may be offered hereunder.

Unless the context requires otherwise, when used in this prospectus, the terms “BIP,” “we,” “us” and “our” refer to, collectively, our partnership, Brookfield Infrastructure Partners L.P., Brookfield Infrastructure L.P. (“Brookfield Infrastructure”), the subsidiaries of Brookfield Infrastructure that, from time-to-time, hold our interests in the operating entities, and the operating entities that directly or indirectly hold our current operations and assets that we may acquire in the future, including any assets held through joint ventures, partnerships and consortium arrangements.

Our sole material asset is our 59% limited partnership interest in Brookfield Infrastructure which is accounted for by the equity method. As a result, we believe the financial statements of Brookfield Infrastructure are more relevant than ours because they present the financial position and results our underlying operations in greater detail.

In this prospectus and any prospectus supplement, unless otherwise indicated, all dollar amounts and references to “$” or “US$” are to U.S. dollars, and all references to “C$” are to Canadian dollars.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) applicable to foreign private issuers and will fulfill the obligations with respect to those requirements by filing reports with the SEC. In addition, we are required to file documents filed with the SEC with the securities regulatory authority in each of the provinces and territories of Canada. Periodic reports and other information filed with the SEC may be inspected and copied at the SEC’s Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Room of the SEC, 100 F. Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC. The address of the SEC internet site is www.sec.gov. You are invited to read and copy any reports, statements or other information, other than confidential filings, that we file with the Canadian securities regulatory authorities. These filings are electronically available from the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com, the Canadian equivalent of the SEC electronic document gathering and retrieval system. This information is also available on our website at www.brookfieldinfrastructure.com. Throughout the period of distribution, copies of these materials will also be available for inspection at the offices of our manager at 181 Bay Street, Suite 300, Brookfield Place, Toronto, Ontario, M5J 2T3 during normal business hours.

As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal unitholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act relating to their purchases and sales of LP Units. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to file with the SEC, as soon as practicable, and in any event within 180 days after the end of each fiscal year, an annual report on Form 20-F containing financial statements audited by an independent public accounting firm. We also intend to furnish quarterly reports on Form 6-K containing unaudited interim financial information for each of the first three quarters of each fiscal year.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain documents that we file with or furnish to the SEC. This means that we can disclose important information to you by referring to those documents. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

The following documents, which have been filed with the securities regulatory authorities in Canada and filed with, or furnished to, the SEC, are specifically incorporated by reference in this prospectus:

1.	our Annual Report on Form 20-F for the fiscal year ended December 31, 2008, as amended on September 17, 2009, which contains our audited financial statements and management’s discussion and analysis for the year;

2.	the unaudited financial statements of Brookfield Infrastructure L.P. as of June 30, 2009 and for the three and six month period ended June 30, 2009 (including management’s discussion and analysis) filed on Form 6-K on August 21, 2009;

3.	the unaudited financial statements of Brookfield Infrastructure Partners L.P. as of June 30, 2009 and for the three and six month period ended June 30, 2009 (including management’s discussion and analysis) filed on Form 6-K on September 17, 2009;

4.	the unaudited pro forma financial statements of Brookfield Infrastructure L.P. as of June 30, 2009 and for the year ended December 31, 2008 and for the six months ended June 30, 2009, filed on Form 6-K on December 22, 2009;

5.	the unaudited pro forma financial statements of Brookfield Infrastructure Partners L.P. as of June 30, 2009 and for the year ended December 31, 2008 and for the six months ended June 30, 2009, filed on Form 6-K on December 22, 2009;

6.	the audited financial statements for Prime Infrastructure Holdings Limited as at June 30, 2009 and 2008 and for the years ended June 30, 2009, 2008 and 2007 including a report with respect to generally accepted auditing standards in the United States filed on Form 6-K on December 22, 2009;

7.	the audited balance sheet of Brookfield Infrastructure Partners Limited as at December 31, 2008, filed on Form 6-K on December 22, 2009;

8.	the unaudited balance sheet of Brookfield Infrastructure Partners Limited as of June 30, 2009, filed on Form 6-K on December 22, 2009; and

9.	our reports on Form 6-K filed with the SEC on October 22, 2009 and November 5, 2009.

Any documents of the type described in Section 11.1 of Form 44-101F1—Short Form Prospectus filed by us with the securities regulatory authorities in Canada subsequent to the day of this prospectus and prior to termination of any offering of securities hereunder shall be deemed to be incorporated by reference in this prospectus. In addition, all other annual reports filed by us with the SEC on Form 20-F and any Form 6-K filed or furnished by us that is identified in such form as being incorporated by reference into the registration statement of which this prospectus forms a part, in each case subsequent to the date of this prospectus and prior to the termination of this offering, are incorporated by reference into this prospectus as of the date of the filing of such documents. We shall undertake to provide without charge to each person to whom a copy of this prospectus has been delivered, upon the written or oral request of any such person to us, a copy of any or all of the documents referred to above that have been or may be incorporated into this prospectus by reference, including exhibits to such documents, unless such exhibits are specifically incorporated by reference to such documents. Requests for such copies should be directed to:

Brookfield Infrastructure Partners L.P.

Investor Relations

Attn: Michael Botha, Senior Vice President, Finance

Email: mbotha@brookfield.com

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed or furnished document which also is or is deemed to be incorporated by reference in this prospectus, modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any information set forth in the document that it modifies or supersedes. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated by reference herein contain statements which constitute “forward-looking statements” and information concerning our business and operations, the restructuring and recapitalization of Babcock & Brown Infrastructure Limited and Babcock & Brown Infrastructure Trust (collectively, “BBI”) pursuant to the implementation agreement entered into between us and Brookfield Asset Management Inc. (“Brookfield”), among others, on October 8, 2009 and their impact on our business, operations, financial condition, distribution policy, tax position and prospects, and our intention to seek further acquisitions. Forward-looking statements can be identified by the use of words such as “plans”, “expects”, “does not expect”, “is expected”, “budget”, “scheduled”, “estimates”, “intends”, “anticipates”, “believes” or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. Although we believe that our anticipated future results, performance or achievements expressed or implied by the forward-looking statements and information are based on reasonable assumptions and expectations, the reader should exercise caution and not place undue reliance on forward-looking statements and information because they involve assumptions, known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by the forward-looking statements and information.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance plans and strategies, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations and our plans and strategies may vary materially from those expressed in our forward looking statements. The factors discussed in our most recent Annual Report on Form 20-F for the fiscal year ended December 31, 2008, as amended on September 17, 2009, and in other documents incorporated by reference could cause our actual results and our plans and strategies to vary from our forward looking statements.

Except as required by applicable law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the events described by our forward-looking statements might not occur. We qualify any and all of our forward-looking statements by these cautionary factors. Please keep this cautionary note in mind as you read this prospectus.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of securities. The actual per unit price of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below).

THE OFFER AND LISTING

Our LP Units are listed on the NYSE under the symbol “BIP” and the TSX under the symbol “BIP.UN”.

The following table sets forth the high and low prices for our LP Units on the NYSE for the periods indicated since the date of listing on January 31, 2008:

Period	High	Low
January 31, 2008 to March 31, 2008	$21.60	$14.60
April 1, 2008 to June 30, 2008	$21.00	$16.95
July 1, 2008 to September 30, 2008	$19.81	$15.00
October 1, 2008 to December 31, 2008	$16.55	$9.47
January 1, 2009 to March 31, 2009	$15.00	$7.15
April 1, 2009 to June 30, 2009	$14.37	$11.51
July 1, 2009 to July 31, 2009	$13.54	$11.30
August 1, 2009 to August 31, 2009	$16.25	$12.52
September 1, 2009 to September 30, 2009	$18.64	$14.75
October 1, 2009 to October 31, 2009	$18.45	$14.26
November 1, 2009 to November 30, 2009	$16.38	$14.39
December 1, 2009 to December 21, 2009	$16.20	$15.28

On December 21, 2009, the closing price of our LP Units on the NYSE was $16.06.

The following table sets forth the high and low prices for our LP Units on the TSX for the period indicated since the date of listing on September 10, 2009:

Period	High	Low
September 10, 2009 to September 30, 2009	$19.50	$17.00
October 1, 2009 to October 31, 2009	$19.50	$15.50
November 1, 2009 to November 30, 2009	$17.05	$15.55
December 1, 2009 to December 21, 2009	$17.25	$16.06

On December 21, 2009, the closing price of our LP Units on the TSX was C$17.00.

OUR PARTNERSHIP

Our partnership, Brookfield Infrastructure Partners L.P., is a Bermuda exempted limited partnership that was established on May 21, 2007 under the provisions of the Exempted Partnership Act, 1992 of Bermuda and the Limited Partnership Act, 1883 of Bermuda. Our registered office is Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda. Our head office is 7 Reid Street, 4th Floor, Hamilton HM 11, Bermuda and our telephone number at that address is +1 441 296-4480. Our partnership and its related entities were established by Brookfield to own and operate certain infrastructure assets on a global basis. Brookfield Infrastructure operates high quality, long-life infrastructure assets that generate stable cash flow, require relatively minimal maintenance capital expenditures and, by virtue of barriers to entry or other characteristics, tend to appreciate in value over time. Our current business consists of the ownership and operation of premier utilities, transportation and timber assets in North and South America, Australasia, Europe and China. It also seeks acquisition opportunities in other infrastructure sectors with similar attributes. For additional information, please refer to our most recent Annual Report on Form 20-F, as amended on September 17, 2009, for the fiscal year ended December 31, 2008.

RECENT DEVELOPMENTS

Recapitalization of Babcock & Brown Infrastructure

On October 8, 2009, Brookfield and our partnership entered into agreements with third parties pursuant to which, subject to the terms and conditions contained therein, we would participate in the restructuring and recapitalization of Babcock and Brown Infrastructure (“BBI”) (the “Transaction”).

In conjunction with the Transaction, on November 6, 2009, our partnership closed a Canadian public offering of limited partnership units (the “Offering”). The Offering raised approximately $555 million in aggregate net proceeds following the underwriter’s election on November 11, 2009 to exercise the over-allotment option. The proceeds were used by our partnership to finance, in part, the Transaction.

On November 16, 2009, at a special meeting of our unitholders, minority unitholders approved, by approximately 97% of the votes cast, an additional investment by Brookfield in our partnership (the “Brookfield Investment”). As a result, our partnership issued a total of approximately $385 million of redeemable partnership units and general partner units to Brookfield, allowing Brookfield to maintain its approximate 41% interest in us, following the closing of the Offering. We used the proceeds to finance, in part, our participation in the Transaction.

On November 20, 2009, Brookfield and our partnership closed the Transaction. Concurrent with the closing, BBI was renamed Prime Infrastructure. In total, Brookfield and our partnership invested $1.1 billion in the recapitalization of BBI. We invested approximately $940 million of the total amount to acquire a 40% interest in Prime Infrastructure and 60% of two direct investments acquired from BBI: Australia-based Dalrymple Bay Coal Terminal (“DBCT”) and UK-based BBI Port Acquisitions (“PD Ports”). Brookfield and other co-investors acquired the remaining 40% interest in the two direct investments.

With the completion of the Transaction, our utility segment is now comprised of assets that include Transelec, NGPL, Powerco, International Energy Group, Great Lakes Power Transmission and Tasmania Gas Network. Our transportation portfolio is now comprised of businesses such as DBCT, WestNet Rail, PD Ports and Euroports. Finally, our timberlands portfolio now includes Longview Timber and Island Timberlands in North America.

Following the Brookfield Investment, we have approximately 63.2 million limited partnership units, 42.5 million redeemable partnership units and 1.0 million general partner units outstanding.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks incorporated by reference from our most recent Annual Report on Form 20-F, as amended on September 17, 2009 and the other information incorporated by reference in this prospectus, as updated by our subsequent filings with the SEC in reports on Form 6-K, or pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act, which are incorporated herein by reference, and those described in the applicable prospectus supplement. For more information see “Where You Can Find More Information” and “Documents Incorporated By Reference.”

CONSOLIDATED CAPITALIZATION

The following table sets forth our partnership’s total assets and total net assets as at June 30, 2009 on an actual basis and as adjusted to give effect to the transactions referred to in our partnership’s unaudited pro forma consolidated financial statements contained in the Form 6-K filed on December 21, 2009 and incorporated by reference herein, as though they had each occurred on June 30, 2009.

	As at June 30, 2009
(unaudited in millions)	Actual	Pro Forma
Assets
Limited partnership investment in Brookfield Infrastructure	$547.7	$1,089.2

Total assets	547.7	1,089.2
Liabilities	$—	$—
Net assets	547.7	1,089.2

Total net assets	$547.7	$1,089.2

REASON FOR THE OFFER AND USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement accompanying this prospectus, we expect to use the net proceeds of the sale of securities by us for general corporate purposes.

The actual application of proceeds from the sale of any particular offering of securities covered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

The following table sets forth our unaudited ratio of earnings to combined fixed charges and preferred dividends for the periods indicated. Because we did not have any preferred limited partnership units outstanding during the period presented, the ratio of earnings to combined fixed charges and preferred dividends was the same as the ratio of earnings to fixed charges. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference herein from our Annual Report on Form 20-F, as amended on September 17, 2009, for the fiscal year ended December 31, 2008.

	For the Six Months Ended June 30, 2009		For the Year Ended December 31,
			2008		2007		2006		2005		2004
Ratio of earnings to combined fixed charges and preferred dividends (2)	N/A	(1)	N/A	(1)	N/A	(1)	N/A	(1)	N/A	(1)	N/A	(1)

(1)	We have not issued any indebtedness or preferred limited partnership units as of the date of this prospectus.
(2)	In computing the ratio of earnings to combined fixed charges and preferred dividends, earnings is the result of adding pre-tax income from continuing operations before adjustment for non-controlling interests in consolidated subsidiaries or income or loss from equity investees, fixed charges, amortization of capitalized interest, distributed income of equity investees and our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges and subtracting interest capitalized and the non-controlling interest in pre-tax income of subsidiaries that have not incurred fixed charges. Combined fixed charges represent interest expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness, an estimate of the interest within rental expense and preferred security dividend requirements of consolidated subsidiaries. Preferred security dividend means the amount of pre-tax earnings that is required to pay the dividends on outstanding preference securities.

The preceding ratios do not reflect the issuance of any securities under this prospectus. Should we offer any preferred limited partnership units under a prospectus supplement, we will include ratios which give effect to the issuance of the preferred limited partnership units in the prospectus supplement.

SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.

We may sell from time to time, in one or more offerings, limited partnership units and preferred limited partnership units.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF LIMITED PARTNERSHIP UNITS

Our LP Units are limited partnership interests in our partnership. Holders of our LP Units are not entitled to the withdrawal or return of capital contributions in respect of our LP Units, except to the extent, if any, that distributions are made to such holders pursuant to our limited partnership agreement or upon the liquidation of our partnership as described in our Annual Report on Form 20-F or as otherwise required by applicable law. Except to the extent expressly provided in our limited partnership agreement, and as described below under “Description of Preferred Limited Partnership Units”, a holder of our LP Units will not have priority over any other holder of our LP Units, either as to the return of capital contributions or as to profits, losses or distributions. Holders of our LP Units will not be granted any preemptive or other similar right to acquire additional interests in our partnership. In addition, holders of our LP Units do not have any right to have their LP Units redeemed by our partnership. Any material U.S. and Canadian federal income tax considerations related to such LP Units will be described in a prospectus supplement. For a more detailed description of our LP Units, please refer to our Annual Report on Form 20-F, as amended on September 17, 2009, for the fiscal year ended December  31, 2008.

DESCRIPTION OF PREFERRED LIMITED PARTNERSHIP UNITS

The material terms of any class or series of preferred limited partnership units (“preferred LP Units”), that we offer, together with any material U.S. and Canadian federal income tax considerations relating to such preferred LP Units, will be described in a prospectus supplement.

Our amended and restated limited partnership agreement authorizes us to establish one or more classes, or one or more series of any such classes of preferred LP Units with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of our LP Units), as shall be fixed by our general partner, Brookfield Infrastructure Partners Limited, in its sole discretion, including: (i) the right to share in our profits and losses or items thereof; (ii) the right to share in our distributions; (iii) the rights upon our dissolution and liquidation; (iv) whether, and the terms and conditions upon which, we may or shall be required to redeem our preferred LP Units (including sinking fund provisions); (v) whether such preferred LP unit is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each preferred LP unit will be issued, evidenced by certificates and assigned or transferred; and (viii) the requirement, if any, of each such preferred LP unit to consent to certain partnership matters.

The issuance of preferred LP Units may have the effect of discouraging, delaying or preventing a change of control of us. The issuance of preferred LP Units with voting and conversion rights may adversely affect the voting power of the holders of our LP Units.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	through dealers or agents to the public or to investors;

•	to underwriters for resale to the public or to investors;

•	directly to investors; or

•	through a combination of such methods.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

•	the name or names of any agents, dealers or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.

We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the U.S. and Canadian securities legislation. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

Certain persons that participate in the distribution of the securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including over-allotment, stabilizing and short-covering transactions in such securities, and the imposition of penalty bids, in connection with an offering. Such transactions, if commenced, may be discontinued at any time. Certain persons may also engage in passive market making transactions as permitted by Rule 103 of Regulation M. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES

Our partnership is organized under the laws of Bermuda. A substantial portion of our partnership’s assets are located outside of Canada and the United States and certain of our directors, as well as certain of the experts named in this prospectus, are residents of jurisdictions outside of Canada and the United States. We have expressly submitted to the jurisdiction of the Ontario courts and have appointed an attorney for service of process in Ontario and in the United States. However, it may be difficult for investors to effect service within Ontario or elsewhere in Canada or the United States upon those directors and experts who are not residents of Canada or the United States. Furthermore, it may be difficult to realize upon or enforce in Canada or the United States any judgment of a court of Canada or the United States against us or our directors or experts since a substantial portion of our assets are located outside of Canada and the United States.

We have been advised by counsel that there is no treaty in force between Canada and Bermuda or the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a Canadian or U.S. judgment would be enforceable in Bermuda against us or our directors and experts depends on whether the Canadian or U.S. court that entered the judgment is recognized by a Bermuda court as having jurisdiction over us or our directors and experts, as determined by reference to Bermuda conflict of law rules. The courts of Bermuda would recognize as a valid judgment, a final and conclusive judgment in personam obtained in a Canadian or U.S. court pursuant to which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty). The courts of Bermuda would give a judgment based on such a judgment as long as (1) the court had proper jurisdiction over the parties subject to the judgment; (2) the court did not contravene the rules of natural justice of Bermuda; (3) the judgment was not obtained by fraud; (4) the enforcement of the judgment would not be contrary to the public policy of Bermuda; (5) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda; and (6) there is due compliance with the correct procedures under the laws of Bermuda.

In addition to and irrespective of jurisdictional issues, Bermuda courts will not enforce a provision of Canadian or U.S. federal securities laws that is either penal in nature or contrary to public policy. It is the advice of our Bermuda counsel that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, is unlikely to be entertained by Bermuda. Specified remedies available under the laws of Canadian or U.S. jurisdictions, including specified remedies under Canadian securities laws or U.S. federal securities laws, would not likely be available under Bermuda law or enforceable in a Bermuda court, as they may be contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against us or our directors and experts in the first instance for a violation of Canadian securities laws or U.S. federal securities laws because these laws have no extraterritorial application under Bermuda law and do not have force of law in Bermuda.

LEGAL MATTERS

The validity of the LP Units and the preferred LP Units and certain other legal matters with respect to the laws of Bermuda will be passed upon by Appleby, Hamilton, Bermuda. As of the date hereof, the partners and associates of Appleby beneficially own, directly or indirectly, in aggregate, less than one percent of our securities.

EXPERTS

The financial statements of Brookfield Infrastructure Partners L.P., incorporated in this Prospectus by reference from Brookfield Infrastructure Partners L.P’s Annual Report on Form 20-F/A, and the effectiveness of Brookfield Infrastructure Partners L.P.’s internal control over financial reporting have been audited by Deloitte & Touche LLP in Canada, a firm of independent registered chartered accountants, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated and combined financial statements of Brookfield Infrastructure L.P., as of December 31, 2008 and 2007, and for the years ended December 31, 2008, 2007 and 2006, incorporated in this Prospectus by reference from Brookfield Infrastructure Partners L.P’s Annual Report on Form 20-F/A, have been audited by Deloitte & Touche LLP in Canada, a firm of independent registered chartered accountants, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the acquisition of 100% of the assets and liabilities of the transmission division of Great Lakes Power Limited on March 12, 2008 which was accounted for as a reorganization of the entities under common control, and have been presented giving retroactive effect to the transaction for all periods presented), which is incorporated herein by reference. Such consolidated and combined financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The balance sheet of Brookfield Infrastructure Partners Limited as at December 31, 2008, incorporated in this Prospectus by reference, has been audited by Deloitte & Touche LLP in Canada, a firm of independent registered chartered accountants, as stated in their report, which is incorporated herein by reference. Such balance sheet has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of ETC Holdings Ltd. and its subsidiaries as of and for the years ended December 31, 2008 and December 31, 2007, have been audited by Ernst & Young Ltda., independent registered public accounting firm, as set forth in their report thereon.

The consolidated financial statements of Island Timberlands Limited Partnership as of and for the years ended December 31, 2008 and 2007, incorporated in this Prospectus by reference from Brookfield Infrastructure Partners L.P’s Annual Report on Form 20-F/A, as amended, have been audited by Deloitte & Touche LLP in Canada, a firm of independent registered chartered accountants, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Longview Timber Holdings Corp., as of December 31, 2008 and 2007 and for the year ended December 31, 2008 and for the period from April 20, 2007 to December 31, 2007, incorporated in this Prospectus by reference from Brookfield Infrastructure Partners L.P’s Annual Report on Form 20-F/A, have been audited by Deloitte & Touche LLP in the United States of America, independent auditors, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Prime Infrastructure Holdings Limited as of June 30, 2009 and 2008 and for the years ended June 30, 2009, 2008 and 2007, incorporated in this Prospectus by reference, have been audited by Deloitte Touche Tohmatsu in Australia, independent auditors, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

To our knowledge, Deloitte & Touche LLP in Canada is independent in accordance with the rules of professional conduct of the Institute of Chartered Accountants of Ontario, Deloitte Touche Tohmatsu has complied with the independence requirements of the Australian Corporations Act 2001 and applicable codes of professional conduct, and Ernst & Young Ltda. has complied with the SEC rules on auditor independence with respect to ETC Holdings Ltd.

MATERIAL CHANGES

Except as otherwise described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2008, as amended on September 17, 2009, the “Recent Developments” section and in the documents incorporated by reference to this prospectus as referred to in “Documents Incorporated by Reference” above, no reportable material changes have occurred since December 31, 2008.

EXPENSES

The following are the estimated expenses of the offering of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

SEC registration fee	$	*
Blue sky fees and expenses		**
Transfer agent fees		**
Printing and engraving costs		**
Legal fees and expenses		**
Accounting fees and expenses		**
Miscellaneous		**

Total	$	*

*	The Registrant is registering an indeterminate amount of securities under this Registration Statement and in accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.
**	The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

Brookfield Infrastructure Partners L.P.

Limited Partnership Units

Preferred Limited Partnership Units

PROSPECTUS

December 22, 2009

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 8.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The section of our Annual Report on Form 20-F for the fiscal year ended December 31, 2008, entitled “Directors and Senior Management—Our Master Services Agreement—Indemnification; Limitations and Liability” discloses that we will generally indemnify officers, directors and affiliates of the general partner to the fullest extent permitted by the law against all losses, claims, damages, or similar events and is incorporated herein by this reference.

ITEM 9.	EXHIBITS

The following exhibits are filed herewith or incorporated by reference herein:

Exhibit	Description
5.1	Form of Opinion of Appleby, as to the validity of the units.

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Ernst & Young Ltda.

23.3	Consent of Deloitte & Touche LLP

23.4	Consent of Deloitte Touche Tohmatsu

23.5	Consent of Appleby (included in the opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included in the signature page)

ITEM 10.	UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”), pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20-percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section

15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5)(i) Each prospectus filed by the registrant pursuant to Rule 424 (b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424 (b)(2), or (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bermuda, on December 22, 2009.

BROOKFIELD INFRASTRUCTURE PARTNERS L.P., by its general partner, BROOKFIELD INFRASTRUCTURE PARTNERS LIMITED

By:	/s/ ALEX ERSKINE
Alex Erskine
Director

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alex Erskine, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granted unto said attorney-in-fact and agents, full power and authority to do and to perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them or their substitutes or substitutes, could lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on December 22, 2009.

Signature	Title

/s/ SAMUEL POLLOCK Samuel Pollock	Chief Executive Officer of Brookfield Infrastructure Group Corporation (Principal Executive Officer)

/s/ JOHN STINEBAUGH John Stinebaugh	Chief Financial Officer of Brookfield Infrastructure Group Corporation (Principal Financial and Accounting Officer)

/s/ DEREK PANNELL Derek Pannell	Chairman of Brookfield Infrastructure Partners Limited

/s/ ALEX ERSKINE Alex Erskine	Director of Brookfield Infrastructure Partners Limited

/s/ JONATHAN HAGGER Jonathan Hagger	Director of Brookfield Infrastructure Partners Limited

/s/ ARTHUR JACOBSON, JR. Arthur Jacobson, Jr.	Director of Brookfield Infrastructure Partners Limited

/s/ ANNE SCHAUMBURG Anne Schaumburg	Director of Brookfield Infrastructure Partners Limited

/s/ DANESH VARMA Danesh Varma	Director of Brookfield Infrastructure Partners Limited

/s/ JAMES WALLACE James Wallace	Director of Brookfield Infrastructure Partners Limited

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Brookfield Infrastructure Partners L.P. in the United States, on this 22nd day of December, 2009.

TORYS LLP

By:	/s/ ANDREW J. BECK
Name: Andrew J. Beck Title: Partner